                                                                    Exhibit 99.a

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "THE PRAIRIE FUND", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2000, AT 2:30 O'CLOCK P.M.








                          [SEAL]


                                         /s/ Edward J. Freel
                                        ---------------------------------------
                                        Edward J. Freel, Secretary of State



3212331 8100                                         AUTHENTICATION:  0381486

001187064                                                      DATE:  04-14-00

                              CERTIFICATE OF TRUST
                                       OF
                                THE PRAIRIE FUND


This Certificate of Trust for The Prairie Fund, a business trust registered under the Investment Company Act of 1940, is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit.12, ss.3801
(1997) and sets forth the following:

1. The name of the trust is:

                                The Prairie Fund

2. As required by 12 Del. C Section 3807 and 3810(a)(1)b, The Prairie Fund's business address of the registered office of the Trust and of the registered agent of the Trust for service of process is:

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                              County of New Castle

3. This certificate shall be effective upon filing.

This certificate is executed this 11th day of April 2000 in Miami, Florida upon the penalties of perjury and constitutes the oath or affirmation that the facts stated above are true to the undersigned trustees belief or knowledge.




/s/ Dr. Matthew M. Zuckerman
----------------------------------
Dr. Matthew M. Zuckerman
Initial Trustee

                                THE PRAIRIE FUND

                              DECLARATION OF TRUST

                              DATED APRIL 12, 2000

                                THE PRAIRIE FUND

                              Dated April 12, 2000


         This DECLARATION OF TRUST (hereinafter "Trust Instrument") is made April 12, 2000 (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with Article III hereof, the "Trustees").

         WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

                                    ARTICLE I

                              NAME AND DEFINITIONS

SECTION 1.01. NAME. The name of the trust created hereby is the "The Prairie Fund."

SECTION 1.02. DEFINITIONS. Wherever used herein, unless otherwise required by the context or specifically provided:

                  (a) The term "By-Laws" means the By-Laws referred to in
Article IV, Section 4.01(e) hereof, as from time to time amended;

                  (b) The term "Commission" has the meaning given it in the 1940 Act (as defined below). The terms "Affiliated Person," "Assignment," "Interested Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder;

                  (c) The term "Delaware Act" refers to Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as it may be amended from time to time;

                  (d) The term "Net Asset Value" means the net asset value of the Trust (as defined below) determined in the manner provided in Article IX,
Section 9.03 hereof;

                  (e) The term "Outstanding Shares" means those Shares (as defined below) shown from time to time in the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

                  (f) The term "Shareholder" means a record owner of Outstanding Shares of the Trust;

                  (g) The term "Shares" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

                  (h) The term "Trust" refers to the The Prairie Fund.

                  (i) The term "Trustee" or "Trustees" means the person or persons who has or have signed this Trust Instrument, so long as he or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

                  (j) The term "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust, or the Trustees on behalf of the Trust.

                  (k) The term "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.


                                   ARTICLE II

                               BENEFICIAL INTEREST

SECTION 2.01. SHARES OF BENEFICIAL OWNERSHIP INTEREST. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct classes as the Trustees shall from time to time create and establish. The number of Shares of each class authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

SECTION 2.02. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses.

In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees from time to time may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

SECTION 2.03. OWNERSHIP AND TRANSFER OF SHARES. The Trust or a transfer agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each class, the number of Shares of each class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

SECTION 2.04. TREASURY SHARES. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

SECTION 2.05. INVESTMENT IN THE TRUST. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities, valued as provided in Article IX,
Section 9.03 hereof. Investments shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution or (b) impose a sales charge upon investments in the Trust in such manner and at such time as determined by the Trustees. The Trustees shall have the right to refuse to accept investments at any time without any cause or reason therefor whatsoever.

SECTION 2.06. NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

SECTION 2.07. PERSONAL LIABILITY OF SHAREHOLDERS. Each Shareholder of the Trust shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust). Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

SECTION 2.08. ASSENT TO TRUST INSTRUMENT. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.


                                   ARTICLE III

                                  THE TRUSTEES

SECTION 3.01. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

         Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

SECTION 3.02. INITIAL TRUSTEES. The initial Trustees shall be the persons named herein. On a date fixed by the Trustees, the Shareholders shall elect additional Trustees subject to Section 3.06 of this Article III.

SECTION 3.03. TERM OF OFFICE OF TRUSTEES. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided, except that: (a) any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by a vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective;
(c) any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

SECTION 3.04. VACANCIES AND APPOINTMENT OF TRUSTEES. In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this
Section 3.04 is subject to the provisions of Section 16(a) of the 1940 Act.

SECTION 3.05. TEMPORARY ABSENCE OF TRUSTEE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

SECTION 3.06. NUMBER OF TRUSTEES. The number of Trustees shall be at least three
(3), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than fifteen (15).

SECTION 3.07. EFFECT OF DEATH, RESIGNATION, ETC., OF A TRUSTEE. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

SECTION 3.08. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, the Trust, or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

SECTION 3.09. COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may periodically fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisery, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                                   ARTICLE IV

                             POWERS OF THE TRUSTEES


SECTION 4.01. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the By-Laws of the Trust, the Trustees shall have power and authority:

                  (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all the assets of the Trust;

                  (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

                  (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

                  (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

                  (e) To adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such By-Laws shall be deemed incorporated and included in this Trust Instrument;

                  (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                  (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the By-laws;

                  (h) To retain one or more transfer agents and shareholder servicing agents, or both;

                  (i) To set record dates in the manner provided herein or in the By-Laws;

                  (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

                  (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.04(b) hereof;

                  (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustee shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                  (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

                  (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                  (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                  (q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

                  (r) To establish, from time to time, a minimum investment for Shareholders in the Trust or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

                  (s) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the By-Laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

                  (t) To interpret the investment policies, practices, or limitations of the Trust;

                  (u) To establish a registered office and have a registered agent in the state of Delaware;

                  (v) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

         The foregoing clauses shall be construed both as objects and power, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

SECTION 4.02. ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, with respect to which such Shares are issued.

SECTION 4.03. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer, or agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

SECTION 4.04. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called or by written consent of a majority of the Trustees without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, three (3) of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman or by any two (2) other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax, or telegram sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust, as determined by the By-Laws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax.

SECTION 4.05. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial, and/or accounting officer of the Trust.

SECTION 4.06. PRINCIPAL TRANSACTIONS. Except to the extent prohibited by applicable law, the Trustees, on behalf of the Trust, may, in a manner consistent with applicable legal requirements, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustees or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, or custodian, or in any other capacity upon customary terms.

                                    ARTICLE V

                              EXPENSES OF THE TRUST

SECTION 5.01. PAYMENT OF EXPENSES BY THE TRUST. The Trust may pay, or may reimburse the Trustees from the assets of the Trust for their expenses and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the Trust, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

SECTION 5.02. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustee shall have the power, as frequently as they may determine, to cause each Shareholder, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.


                                   ARTICLE VI

                        CONTRACTS WITH SERVICE PROVIDERS

SECTION 6.01. INVESTMENT ADVISER. The Trustees may in their discretion, from time to time, enter into an investment advisery or management contract or contracts with respect to the Trust; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a "majority shareholder vote," as defined by the 1940 Act. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees from time to time may adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

         The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

SECTION 6.02. PRINCIPAL UNDERWRITER. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI, or of the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

SECTION 6.03. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Trust Instrument or of the By-Laws.

SECTION 6.04. ADMINISTRATION AGREEMENT. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple classes, separate administration agreements with respect to each class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or class thereof of the Trust and furnish the Trust or a class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

SECTION 6.05. SERVICE AGREEMENT. The Trustees may in their discretion from time to time enter into service agreements with respect to one or more Classes of Shares whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

SECTION 6.06. PARTIES TO CONTRACT. Any contract of the character described in Sections 6.01, 6.02, 6.03, 6.04 and 6.05 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or
Article VIII hereof or of the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03, 6.04 and 6.05 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.06.

SECTION 6.07. PROVISIONS AND AMENDMENTS. Any contract entered into pursuant to Sections 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to
Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.


                                   ARTICLE VII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS


SECTION 7.01. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article III, Section 3.01 and 3.02 hereof, (ii) for the removal of Trustees as provided in Article III, Section 3.03(d) hereof, (iii) with respect to any investment advisery or management contract as provided in Article VI, Sections 6.01 and 6.07 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or the By-Laws or any registration of the Trust with the Commission or any other jurisdiction, or as the Trustees may consider necessary or desirable.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate. Each whole share shall be entitled to one (1) vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-Laws of the Trust to be taken by Shareholders. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

SECTION 7.02. QUORUM AND REQUIRED VOTE. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Trust Instrument permits or requests that holders of any class shall vote as a class, then one-third of the aggregate number of Shares of that class entitled to vote shall be necessary to constitute a quorum for the transactions of business by that class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument of the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any class shall vote as a class, then a majority of the Shares present in person or by proxy of that class or, if required by law, subject to a "majority shareholder vote", as defined by the 1940 Act, of that class, voted on the matter in person or by proxy shall decide matter insofar as that class is concerned. Shareholders may act by unanimous written consent. Actions taken by class may be consented to unanimously in writing by Shareholders of that class.


                                  ARTICLE VIII

                                    CUSTODIAN

SECTION 8.01. APPOINTMENT AND DUTIES. The Trustees at all times shall employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000), or any other entity satisfying the requirements of the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the By-Laws of the Trust:

         (1) to hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing;

         (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

         (3)      to disburse such funds upon orders or vouchers;

and the Trust also may employ such custodian as its agent:

         (4) to keep the books and accounts of the Trust or class and furnish clerical and accounting services; and

         (5) to compute, if authorized to do so by the Trustees, the Net Asset Value of any class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

         The Trustees also may authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company or any other entity satisfying the requirements of the 1940 Act.

SECTION 8.02. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.


                                   ARTICLE IX

                          DISTRIBUTIONS AND REDEMPTIONS

SECTION 9.01. DISTRIBUTIONS.

                  (a) The Trustees from time to time may declare and pay dividends or other distributions with respect to any class. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any class with respect to, nor any redemption or repurchase of, the Shares of any class shall be effected by the Trust other than from the assets held with respect to such class, nor shall any Shareholder of any particular class otherwise have any right or claim against the assets held with respect to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other class. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

                  (b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

                  (c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees at any time may declare and distribute a stock dividend pro rata among the Shareholders of a particular class thereof, as of the record date of that class fixed as provided in paragraph (b) of this Section 9.01.

SECTION 9.02. REDEMPTIONS. Each Shareholder of a class shall have the right at such times as may be permitted by the Trustees to require the class to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution, or, to the extent permitted by the 1940 Act, at such other redemption price and at such times as the Trustees shall prescribe by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the class of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that class under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

SECTION 9.03. DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS. The term "Net Asset Value" of any class shall mean that amount by which the assets of that class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each class and shall be determined on such days and at such times as the Trustees may determine. The Trustees may delegate any of their powers and duties under this Section 9.03 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular class, shall be divided by the total number of shares of that class outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that class. At any time the trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any class, determined at any time, is a negative amount, the Trustees shall have the power with respect to that class:
(i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder; or (ii) to reduce the number of Outstanding Shares of such class by reducing the number of Shares in the account of each Shareholder by a pro rata portion of the number of full and fractional Shares which represents the amount of such excess negative net income; or (iii) to cause to be recorded on the books of such class an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such class with respect to such class and shall not be paid to any Shareholder), which account may be reduced by the amount, of dividends declared thereafter upon the Outstanding Shares of such class on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and
(iii) of the sentence; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such class to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees also shall have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per share to be increased. The Trustees shall not be required to adopt, but at any time may adopt, discontinue, or amend the practice of maintaining the Net Asset value per Share of the class at a constant amount. In the event that any Shares are divided into classes, the provisions of this
Section 9.03, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such class.

SECTION 9.04. SUSPENSION OF THE RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

SECTION 10.01. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular class shall look only to the assets of all classes or such particular class for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any class shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 10.02. INDEMNIFICATION.

                  (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                           (i) every Person who is, or has been, a Trustee or
                  officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by hm in the settlement thereof; and

                           (ii) the words "claim," "action," "suit," or
                  "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, or other, including appeals), actual or threatened, while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Covered Person:

                           (i) who shall have been adjudicated by a court or
                  body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                           (ii) in the event of a settlement, unless there has
                  been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office:

                                    (A) by the court or other body approving the
                           settlement;

                                    (B) by at least a majority of those Trustees
                           who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or

                                    (C) by written opinion of independent legal
                           counsel based upon a review of readily-available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder, by appropriate legal proceedings, may challenge any such determination by the Trustees or by independent counsel.

                  (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

                  (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 10.02 may be paid by the Trust or a Class from time to time prior to final disposition thereof upon receipt of any undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or a Class if it ultimately is determined that he is not entitled to indemnification under this Section 10.02; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking; (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be found entitled to indemnification under this Section 10.02.

SECTION 10.03. SHAREHOLDERS. In case any Shareholder or former Shareholder of any class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected class, shall assume, upon request by the Shareholder, the defense of any claim made against the Shareholder for any act or obligation of the class and satisfy any judgment thereon from the assets of the class.

SECTION 10.04. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

SECTION 10.05. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

SECTION 10.6. RELIANCE ON EXPERTS, ETC. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01. TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with, or having any claim against the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefore. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

SECTION 11.02. TRUSTEE ACTION. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

SECTION 11.03. ESTABLISHMENT OF RECORD DATES. For the purpose of determining the Shareholders of any class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more classes any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different classes. The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable law, before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

SECTION 11.04. TERMINATION OF TRUST.

                  (a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this Section 11.04.

                  (b) The Trustees, subject to a majority shareholder of the Trust, and subject to a vote of a majority of the Trustees, may:

                           (i) sell and convey all or substantially all of the
                  assets of the Trust to another trust, partnership, association, or corporation, organized under the laws of any state, which trust, partnership, association, or corporation is an open-end management investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust, and which may include shares of beneficial interest, stock, or other ownership interests of such trust, partnership, association, or corporation; or

                           (ii) at any time, sell and convert into money all of
                  the assets of the Trust.

                  Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii) of this
Section 11.04(b), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each class ratably among the holders of Shares of that class then outstanding.

                  (c) The Trustees may take any of the actions specified in this
Section 11.04(b)(i) and (ii) above without obtaining the approval of shareholders if a majority of the Trustees determines that the continuation of the Trust or class is not in the best interests of the Trust, such class, or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such class to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or affecting assets of the type in which the Trust invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust.

                  (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraph (b) of this Section 11.04, the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties with respect to the Trust shall be canceled and discharged.

         Upon termination of the Trust, following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

SECTION 11.05. REORGANIZATION. Notwithstanding anything else herein, the Trustees, in order to change the form of organization of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one (1) or more trusts, partnerships, associations, or corporations so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under that Act and which is formed, organized, or existing under the laws of a state, commonwealth, territory, possession, or colony of the United States or (ii) cause the Trust to incorporate under the laws of State of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signature conveyed by electronic or telecommunication means shall be valid.

         Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

SECTION 11.06. FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this Trust Instrument and the original or a copy of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument, and references to this Trust Instrument, and all expressions such as or similar to "herein," "hereof," and "hereunder" shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions such as or similar to "his," "he," and "him" shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

SECTION 11.07. APPLICABLE LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the trust, the Trust, the Trustee or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of he laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument.

The Trust shall be of the type commonly called a "Delaware business trust," and, without limiting the provisions hereof, the Trust may exercise all powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 11.08. AMENDMENTS. Except as specifically provided herein, the Trustees, without shareholder vote, may amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto, or an amended and restated trust instrument. Shareholders shall have the right to vote
(i) on any amendment which would affect their right to vote granted in Section
7.01 of the Article VII hereof, (ii) on any amendment to this Section 11.08,
(iii) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to the Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more classes shall be authorized by vote of the Shareholders of each class affected and no vote of Shareholders of a class not affected shall be required. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

SECTION 11.09. DERIVATIVE ACTIONS. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

                  (a) Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the class to which such action relates, shall join in the request for the Trustees to commence such action; and

                  (b) The Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

SECTION 11.10. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws, provided, however, that the Trustees, without Shareholder approval, may change the fiscal year of the Trust.

SECTION 11.11. PROVISIONS IN CONFLICT WITH LAW. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, with the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or improper, unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this instrument this 12th day of April, 2000.




                                                /s/ Dr. Matthew M. Zuckerman
                                                -------------------------------
                                                Dr. Matthew M. Zuckerman,
                                                as Trustee and not individually